Exhibit99.1

JAVELIN MORTGAGE INVESTMENT CORP. REPORTS 14.2%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q3 2013

AND ANNOUNCES STOCK REPURCHASE AUTHORIZATION

VERO BEACH, Fla. – December 16, 2013 JAVELIN Mortgage Investment Corp. (NYSE:JMI) ("JAVELIN" or the "Company") today announced that it has agreed with Bulldog Investors, LLC and certain of its affiliates (collectively “Bulldog”) to repurchase 516,000 shares of JAVELIN common stock beneficially owned by Bulldog, at a purchase price of $12.7574 per share. The purchase price equals a $0.05 discount to the volume-weighted average price of JAVELIN common stock traded on December 13, 2013.

The purchase was made pursuant to JAVELIN’s previously announced share repurchase program authorizing the Company to purchase up to 2 million shares of JAVELIN common stock.  As a result of the shares already repurchased in the open market this quarter and the repurchase from Bulldog, JAVELIN will have spent $15.275 million on share repurchases to-date, and will have repurchased approximately 9% of its shares outstanding.

JAVELIN also announced today that pursuant to their agreements Bulldog has, among other things, withdrawn its slate of nominees for election to the Company’s Board of Directors at the 2014 Annual Meeting and agreed to vote all of its shares in support of all of JAVELIN’s director nominees.

This press release is not an offer to sell nor a solicitation of any offer to buy any securities in any state or jurisdiction nor shall there be any sale of JAVELIN’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. JAVELIN’s securities may not be offered or sold in the United States absent registration under or any exemption from the registration requirements of the Securities Act of 1933, as amended. Any public offering of JAVELIN’s securities to be made in the United States will be made only by means a registration statement that is filed with and declared effective by the Securities and Exchange Commission.

About JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate, adjustable rate and hybrid adjustable rate Agency residential mortgage-backed securities (“RMBS”) and non-Agency RMBS. JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website http://www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

(772) 617-4340

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